UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 6, 2012
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1855 S. Grant Street, 4th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
(650) 525-3300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐   Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐   Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Avistar Communications Corporation (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on June 6, 2012.  A summary of the matters voted upon by the stockholders at the Annual Meeting and the final results of the votes regarding each matter are set forth below.
•	Proposal One - Election of Directors
The stockholders elected the six nominees listed below to the Company's Board of Directors as directors. Each director will serve until the next annual meeting of stockholders and/or in each case until his successor is duly elected and qualified. The vote for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Gerald J. Burnett	22,151,537	800,936	8,742,008
William L. Campbell	22,132,997	819,476	8,742,008
Craig F. Heimark	22,905,465	47,008	8,742,008
R. Stephen Heinrichs	59,010,979	2,707,032	8,742,008
Robert M. Metcalfe	22,903,725	48,748	8,742,008
Robert F. Kirk	22,491,937	460,536	8,742,008

*	Broker non-votes do not affect the outcome of the election.
•	Proposal Two - Ratification of Burr Pilger Mayer, Inc. as Independent Registered Public Accounting Firm.
The stockholders voted to ratify the appointment of Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The vote on this proposal was as follows.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,037,691	709	117,004	Not Applicable

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: June 8, 2012	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary